UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 6, 2006
AETHER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

621 E. Pratt Street, Suite 601, Baltimore, MD	21202

(Address of Principal Executive Offices)	(Zip Code)
(443) 573-9400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
On June 6, 2006, Aether Holdings, Inc., a Delaware corporation (“Aether” or the “Company”), and AHINV Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UCC Capital Corp. (“UCC Capital”), UCC Consulting Corp. (“Consulting Corp.”), UCC Servicing, LLC (“Servicing LLC,” and together with UCC Capital and Consulting Corp, “UCC”), the securityholders of UCC and Robert D’Loren, as the securityholders’ representative. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Report. The transactions contemplated by the Merger Agreement were completed, and Aether acquired UCC, on June 6, 2006. In the merger, each UCC entity merged with and into Merger Sub, and Merger Sub survived the merger as a wholly-owned subsidiary of the Company. At the completion of the merger, Merger Sub changed its name to UCC Capital Corporation.
At the effective time of the merger, each issued and outstanding share of capital stock of UCC Capital and Consulting Corp. and the outstanding membership interests of Servicing LLC were converted into the right to receive the merger consideration specified in the Merger Agreement. The merger consideration consists of 2.5 million shares of the Company’s common stock, par value $0.01 per share, which were issued at closing, subject to a post-closing net worth adjustment, plus the right to additional merger consideration (in the form of an earn-out) of up to 2.5 million shares of Company common stock and $10 million in cash. The additional merger consideration is payable if future performance targets are met within five years of closing (or such shorter period as provided in the Merger Agreement) as follows:
•	an additional 900,000 shares of Company common stock and $3,333,333.00 will be payable if (i) the 30-day average price of Aether common stock is at least $6.00 per share and (ii) the Company’s annualized Adjusted EBITDA (as defined in the Merger Agreement) is least $10 million;

•	an additional 800,000 shares of Company common stock and $3,333,333.00 in cash will be payable if (i) the 30-day average price is at least $8 per share and (ii) the Company’s annualized Adjusted EBITDA is at least $20 million; and

•	an additional 800,000 shares of Company common stock and $3,333,334.00 in cash will be payable if (i) the 30-day average price is at least $10 per share and (ii) the Company’s annualized Adjusted EBITDA is at least $30 million.
If all performance targets are satisfied, the total merger consideration would be 5.0 million shares of the Company’s common stock and $10 million in cash, subject to any net worth adjustment. The earn-out will accelerate and become payable in full (1) if the average price of the Company’s stock is $10 per share for 90 consecutive trading days and the Company’s annualized Adjusted EBITDA is $10 million or (2) upon a change of control of the Company (as defined in the Merger Agreement). The stock price targets are subject to adjustment as set forth in the Merger Agreement.

In addition to the 2.5 million shares issued to the former UCC securityholders at closing, the Company issued the first 900,000 shares of the earn-out consideration into an escrow account being maintained by Wilmington Trust Company, as escrow agent. These additional shares will be released to the former UCC securityholders only upon satisfaction of the first earn-out target. If these additional shares are not earned, they will be returned to the Company.
The Merger Agreement contains customary representations, warranties and covenants made by the parties. Subject to certain limited exceptions, the representations and warranties will survive until June 2007. Certain fundamental representations, such as ownership of shares and authority to complete the merger, as well as UCC’s tax representations, will survive for three years. With certain exceptions, the indemnification obligations of the former UCC securityholders for breaches of their representations and warranties or those of UCC are generally capped at $3.0 million in the aggregate, and are subject to a $150,000 deductible amount. The former UCC securityholders have escrowed, in the aggregate, 600,000 shares of the Company’s common stock issued as merger consideration with Wilmington Trust Company as collateral for their indemnification obligations.
In connection with the merger, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. D’Loren, who was the President and CEO of UCC and its controlling owner. Mr. D’Loren has been appointed as the Company’s new Chief Executive Officer and has been named a director of the Company, as discussed below. In addition, at the closing of the Merger, the Company adopted the 2006 Management Bonus Plan (the “2006 Bonus Plan”) under which the Company intends to allocate 5% of the Company’s annual net income to bonuses for Mr. D’Loren and certain key management employees of the Company designated by the Compensation Committee of the Company’s Board of Directors. Mr. D’Loren will receive no less than 50% of the total amounts awarded under the 2006 Bonus Plan. Awards granted under the 2006 Bonus Plan will be paid in cash and, if the Company’s equity plans allow, in shares of the Company’s common stock or other equity-based awards. As described below, the Company will pay any award made to Mr. D’Loren under the 2006 Bonus Plan 50% in cash and 50% in restricted shares (unless otherwise agreed). The 2006 Bonus Plan is intended to conform with all provisions of Section 162(m) of the Internal Revenue Code. The continued effectiveness of the 2006 Bonus Plan is subject to the approval of the Company’s stockholders at such times and in such manner as Section 162(m) of the Internal Revenue Code may require.
In the Merger Agreement, the Company agreed to expand its Board of Directors to appoint two persons nominated by Mr. D’Loren and approved by the Nominating Committee of the Company’s Board of Directors. The nominees are required to be “independent,” in accordance with applicable securities rules and regulations and Nasdaq listing standards. The Company also agreed that at least one of these directors will be appointed to each standing committee of the Company’s Board of Directors, as appropriate in light of their expertise and experience. The nominees have not yet been identified.
The Company also entered into a Registration Rights Agreement with the former UCC securityholders and, in accordance with that agreement, will prepare and file a registration statement on Form S-3 to register the resale of the 2.5 million shares of Common Stock issued to the former UCC securityholders, as well as the shares issuable to Mr. D’Loren upon exercise of the warrant issued to him and discussed below. This registration statement also will register for resale the shares issuable to Jefferies & Company, Inc. upon exercise of the warrant issued to it, which is discussed below. In addition, the Company has agreed to file additional S-3 registration statements (or post-effective amendments to the original S-3 registration statement) to register the resale of any additional shares of common stock issued to the former UCC securityholders pursuant to the earn-out. Mr. D’Loren has agreed, so long as he remains Chief Executive Officer, not to sell any shares of Company common stock for six months following the closing of the merger, and to then sell no more than one-third of his shares of Company common stock over the subsequent six months, other than pursuant to a Rule 10b5-1 plan. Following the first anniversary of closing, there will not be any contractual limits on Mr. D’Loren’s right to sell shares.
The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby, the

Employment Agreement, the 2006 Bonus Plan and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of each such agreement, which are filed as Exhibits 2.1, 10.1, 10.4 and 10.6 to this Report and are incorporated herein by reference.
The Merger Agreement contains representations and warranties that the Company, UCC and UCC’s former securityholders made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and UCC and may be subject to important qualifications and limitations agreed by the Company and UCC in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the Company and UCC rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.
Employment Agreement, Grant of Options and Warrant
As discussed above, on June 6, 2006, the Company entered into the Employment Agreement with Mr. D’Loren. Pursuant to the terms of the Employment Agreement, Mr. D’Loren will receive an initial annual base salary of $750,000, subject to periodic review and upward adjustment, as well as various perquisites and benefits, including a monthly car allowance. For each calendar year during the term of the Employment Agreement, Mr. D’Loren will be entitled to receive an incentive bonus equal to 50% of amounts awarded under the 2006 Bonus Plan (the “Annual Bonus”). The Annual Bonus may be pro-rated in 2006, to reflect the fact that Mr. D’Loren’s employment with the Company began on June 6, 2006. Unless otherwise agreed, the Annual Bonus will be payable 50% percent in cash and 50% in restricted shares of the Company’s common stock that will vest in three equal installments over three years following the date of their issuance.
On June 6, 2006, as specified in the Employment Agreement, the Company granted Mr. D’Loren options to purchase an aggregate of 2,686,976 shares of the Company’s common stock under the terms of the Company’s 1999 Equity Incentive Plan (the “Plan”). The options will vest in three equal annual installments on each of the first three anniversaries of the grant date. The per share exercise price for these options is $4.10, which was the reported closing price of the Company’s common stock on June 6, 2006. Under the Employment Agreement, if Mr. D’Loren’s employment with the Company is terminated without “Cause” (as defined in the Employment Agreement), or if he resigns for “Good Reason” (as defined in the Employment Agreement), or if a Change of Control (as defined in the Employment Agreement) occurs, all unvested options and restricted shares issued to Mr. D’Loren pursuant to the 2006 Bonus Plan will vest immediately.
In addition, in accordance with the terms of the Employment Agreement, the Company issued to Mr. D’Loren a ten-year warrant to purchase 125,000 shares of the Company’s common stock, at an exercise price of $4.10 per share. The terms, including regular and accelerated vesting, of the warrant are identical to those of the option grant he received at closing.
The initial term of the Employment Agreement is three years, and it renews automatically for successive one-year periods beginning June 6, 2009, unless either party provides at least 90 days’ advance written notice of a decision not to renew. If the Company does not renew the

Employment Agreement at the end of any term, Mr. D’Loren will be entitled to receive his then current base salary for two years. If (i) the Company terminates Mr. D’Loren’s employment without “Cause” or (ii) Mr. D’Loren terminates his employment for Good Reason, he will be entitled to receive a severance package consisting of (1) any earned but unpaid base salary through the date of employment termination and any declared but unpaid annual bonus and (2) an amount equal to his Base Salary (at the rate then in effect) for the greater of the remainder of the initial three-year term or two years. The severance will be payable over a six-month period or such shorter period as is required to comply with Section 409A of the Internal Revenue Code and applicable regulations adopted thereunder. Mr. D’Loren also will be entitled to continue to participate in the Company’s group medical plan on the same basis as he previously participated or receive payment of, or reimbursement for, COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) for a two-year period following termination, subject to termination of this arrangement if a successor employer provides him with health insurance coverage.
If Mr. D’Loren’s employment is terminated without Cause (or if he resigns for Good Reason) within one year of a Change of Control (as defined in the Employment Agreement), he will be entitled to receive the same severance as described above for termination without Cause or resignation for Good Reason, except that instead of the amount described in clause (2) of the prior paragraph, Mr. D’Loren will be entitled to receive an amount equal $100 less than three times the sum of (i) Mr. D’Loren’s base salary (at the rate in effect on the date of termination) and (ii) the Annual Bonus (which, for this purpose, will be deemed to equal the product of (A) the percentage of the Plan that Mr. D’Loren was awarded in the most recently completed fiscal year, multiplied by (B) four times the net income reported by the Company in the last complete fiscal quarter prior to the effective date of termination of Mr. D’Loren’s employment). However, if the severance payment owed to Mr. D’Loren, plus any other payments or benefits, either cash or non-cash, that Mr. D’Loren has the right to receive from the Company would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then his severance will be reduced to the largest amount that will not result in receipt by Mr. D’Loren of an “excess parachute payment.”
During the term of employment and for two years thereafter, or one year if Mr. D’Loren’s employment is terminated without Cause or if he resigns for Good Reason, Mr. D’Loren has agreed not to compete with the Company. In addition, for two years following the term of employment, Mr. D’Loren has agreed not to solicit any customer or supplier to cease doing business with the Company, or to solicit or hire any employee of the Company or any of its subsidiaries.
The foregoing is a summary of the material terms of the Employment Agreement and the options and warrant granted to Mr. D’Loren. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, the option grant agreement and the warrant, copies of which are attached as Exhibits 10.1, 10.2 and 10.5 to this Report and are incorporated herein by reference.
Jefferies & Company, Inc. Warrant
In connection with closing of the merger, the Company paid its financial adviser for the transaction, Jefferies & Company, Inc., a cash fee and issued it a three-year warrant to purchase 440,000 shares of Company common stock. The warrant has an exercise price of $3.193 per share and is exercisable in whole or in part at any time. The shares issuable upon exercise of the warrant will be included on the S-3 registration statement that the Company intends to file, as described above. A copy of the warrant is attached as Exhibit 10.3 to this Report and is incorporated herein by reference.
Restricted Stock Grant to Messrs. Oros and Reymann
As previously discussed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2006, the 150,000 shares of restricted stock issued to David Oros in May 2006 will vest in three equal annual installments of 50,000 shares on each of the first three anniversaries of the date on which a “Trigger Event” (as such term is defined in the restricted stock grant agreement with Mr.

Oros) occurs, subject to Mr. Oros’ continued employment with the Company on each vesting date. In addition, the 50,000 shares of restricted stock issued to David Reymann in May 2006 will vest automatically upon the occurrence of a Trigger Event (as defined in his restricted stock grant agreement), and all otherwise unvested options held by Mr. Reymann will vest on a Trigger Event. The Board of Directors has determined that the acquisition of UCC is a Trigger Event.
Item 3.02 Unregistered Sales of Equity Securities
As consideration for the merger described above in Item 1.01 of this Report, on June 6, 2006, the Company issued 2.5 million shares of Company common stock to the former securityholders of UCC. In addition, the Company issued into escrow the first 900,000 shares of the earn-out arrangement contained in the Merger Agreement, as discussed above in Item 1.01 of this Report. In issuing such shares, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
Also on June 6, 2006, as discussed above in Item 1.01 of this Report, the Company issued a warrant to purchase an aggregate of 125,000 shares of its common stock, at an exercise price of $4.10 per share, to Mr. D’Loren. In issuing the warrant, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
In connection with the closing of the merger as described above in Item 1.01 of this Report, on June 6, 2006, the Company issued to Jefferies & Company, Inc., its financial advisor, a warrant to purchase 440,000 shares of common stock. In issuing the warrant, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
As discussed above in Item 1.01 of this Report, on June 6, 2006, Mr. D’Loren was elected by the Company’s Board of Directors to become Chief Executive Officer of the Company effective immediately, replacing Mr. Oros as Chief Executive Officer. In addition, in accordance with the Merger Agreement, Mr. D’Loren was appointed a director of the Company to fill a vacancy created when the Company’s Board of Directors expanded the size of the Board from seven to eight members.
Mr. Oros will remain as the Chairman of the Company’s Board of Directors. In addition, Mr. Oros will remain employed with the Company, as contemplated by the terms of Mr. Oros’ employment agreement.
Mr. D’Loren brings over twenty-five years of experience in finance-related businesses to the Company. Since 2001, he has served as President and Chief Executive Officer of UCC

Capital. From 1999 to 2001, Mr. D’Loren served as President and Chief Operating Officer of CAK Universal Credit Corp., an intellectual property finance company. In 1985, Mr. D’Loren founded the D’Loren Organization, which was involved in asset management, principal transactions in corporate acquisitions and real estate, and in the restructuring and sale of non-performing and performing loan assets on behalf of large financial and government-sponsored institutions. Prior to 1985, Mr. D’Loren served as an asset manager for Fosterlane Management, after serving as a manager with the international consulting firm of Deloitte & Touche. Mr. D’Loren has served on the board of directors or acted as a board advisor to the Business Loan Center, Candie’s, Inc. (now known as Iconix Brand Group, Inc.), Bill Blass Ltd., Bike Athletic, Inc., The Athlete’s Foot Group and Longaberger Company. Mr. D’Loren holds an M.S. from Columbia University and a B.S. from New York University, and is a Certified Public Accountant.
Item 8.01 Other Events
On June 7, 2006, the Company and UCC issued a joint press release announcing the execution and closing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Although the issuance of shares under the Merger Agreement and upon exercise of the warrant issued to Mr. D’Loren does not trigger the waiver requirement on share ownership in the Company’s Certificate of Incorporation, as part of completing the acquisition of UCC on the negotiated terms, the Company’s Board of Directors nevertheless has waived the restriction in the Company’s Certificate of Incorporation that prohibits persons from owning more than 5% of the Company’s common stock with respect to such issuance under the Merger Agreement and upon exercise of the warrant issued to Mr. D’Loren. In addition, the Board of Directors has provided written permission, as contemplated in Section 13(b) of the Company’s Certificate of Incorporation, allowing the securityholders of UCC (including Mr. D’Loren) to sell the shares issued to them under the Merger Agreement (including the shares issuable to Mr. D’Loren under the warrant) to the public. Nonetheless, as provided in the Company’s Certificate of Incorporation, such shares may not be transferred to any other 5% shareholder.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
2.1	Agreement and Plan of Merger dated June 6, 2006, by and among UCC Capital Corp., UCC Consulting Corp., UCC Servicing, LLC, Aether Holdings, Inc., AHINV Acquisition Corp., the holders of UCC Shares identified therein and Robert W. D’Loren, as the Securityholders’ Representative

10.1	Employment Agreement dated as of June 6, 2006, by and between Aether Holdings, Inc., a Delaware corporation, and Robert W. D’Loren

10.2	Stock Purchase Warrant issued to Robert D’Loren, dated as of June 6, 2006

10.3	Stock Purchase Warrant issued to Jefferies & Company, Inc., dated as of June 6, 2006

10.4	2006 Management Bonus Plan

10.5	Stock Option Grant Agreement between the Company and Robert W. D’Loren

10.6	Registration Rights Agreement, dated as of June 6, 2006, is made by and among Aether Holdings, Inc., a Delaware corporation, and those stockholders listed on Exhibit A thereto

99.1	Press Release, dated June 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 6, 2006.

AETHER HOLDINGS, INC.

/s/ David C. Reymann

By:	David C. Reymann
Its:	Chief Financial Officer